Exhibit 8.1
Subsidiaries of Atlantica Sustainable Infrastructure plc

Subsidiary	Jurisdiction of Incorporation or Organization
ACT Energy México, S. de R.L. de C.V.	Mexico
ACT Holdings, S.A. de C.V.	Mexico
AC Renovables Sol 1 S.A.S. E.S	-
Agrisun, Srl.	Italy
Aguas de Skikda S.P.A.	Algeria
Arizona Solar One, LLC.	United States
ASHUSA Inc.	United States
ASI Operations LLC	United States
ASO Holdings Company, LLC.	United States
ASUSHI, Inc.	United States
Atlantica Chile SpA	Chile
Atlantica Colombia S.A.S. E.S.P.	Colombia
Atlantica DCR, LLC	United States
Atlantica Corporate Resources, S.L	Spain
Atlantica Energia Sostenibile Italia, Srl.	Italy
Atlantica Holdings USA LLC	United States
Atlantica Infraestructura Sostenible, S.L.U	Spain
Atlantica Investment Ltd.	United Kingdom
Atlantica Newco Limited	United Kingdom
Atlantica North America, LLC	United States
Atlantica Perú, S.A.	Peru
Atlantica Transmisión Sur, S.A.	Peru
Atlantica Sustainable Infrastructure Jersey, Ltd	United Kingdom
Atlantica South Africa (Pty) Ltd	South Africa
Atlantica España O&M S.L.	Spain
Atlantica Yield Energy Solutions Canada Inc.	Canada
ATN, S.A S.A.	Peru
ATN 4, S.A	Peru
ATN 2, S.A.	Peru
AYES International UK Ltd	United Kingdom
AY Holding Uruguay, S.A.	Uruguay
Banitod, S.A.	Uruguay
Befesa Agua Tenes	Spain
BPC US Wind Corporation, Inc.	United States
Cadonal, S.A.	Uruguay
Calgary District Heating, Inc	Canada
Carpio Solar Inversiones, S.A.	Spain
CGP Holding Finance, LLC	United States
Chile PV I	Chile
Coropuna Transmisión, S.A	Peru
CKA1 Holding S. de R.L. de C.V.	Mexico
Ecija Solar Inversiones, S.A.	Spain
Estrellada, S.A.	Uruguay
Extremadura Equity Investments Sárl.	Luxembourg
Fotovoltaica Solar Sevilla, S.A.	Spain
Geida Skikda, S.L.	Spain
Helioenergy Electricidad Uno, S.A.	Spain
Helioenergy Electricidad Dos, S.A.	Spain
Helios I Hyperion Energy Investments, S.A.	Spain
Helios II Hyperion Energy Investments, S.A.	Spain
Hidrocañete S.A.	Peru
Hypesol Energy Holding, S.L.	Spain
Hypesol Solar Inversiones, S.A	Spain
Kaxu Solar One (Pty) Ltd.	South Africa

Logrosán Equity Investments Sárl.	Luxembourg
Logrosán Solar Inversiones, S.A.	Spain
Logrosán Solar Inversiones Dos, S.L.	Spain
Mojave Solar Holdings, LLC.	United States

Mojave Solar LLC.	United States
Montesejo Piano, Srl.	Italy
Nesyla, S.A	Uruguay
Overnight Solar LLC	United States
Palmatir S.A.	Uruguay
Palmucho, S.A.	Chile
PA Renovables Sol 1 S.A.S. E.S	-
Parque Fotovoltaico La Tolua S.A.S	Colombia
Parque Solar Tierra Linda, S.A.S	Colombia
Parque Fotovoltaico La Sierpe S.A.S	Colombia
Re Sole, Srl.	Italy
Rioglass Solar Holding, S.A.	Spain
RRHH Servicios Corporativos, S. de R.L. de C.V.	Mexico
Sanlucar Solar, S.A.	Spain
Solaben Electricidad Uno S.A.	Spain
SJ Renovables Sun 1 S.A.S. E.S	-
SJ Renovables Wind 1 S.A.S. E.	-
Solaben Electricidad Dos S.A.	Spain
Solaben Electricidad Tres S.A.	Spain
Solaben Electricidad Seis S.A.	Spain
Solaben Luxembourg S.A.	Luxembourg
Solacor Electricidad Uno, S.A.	Spain
Solacor Electricidad Dos, S.A.	Spain
Solar Processes, S.A.	Spain
Solnova Solar Inversiones, S.A.	Spain
Solnova Electricidad, S.A.	Spain
Solnova Electricidad Tres, S.A.	Spain
Solnova Electricidad Cuatro, S.A.	Spain
Tenes Lilmiyah, S.P.A	Algeria
Transmisora Mejillones, S.A.	Chile
Transmisora Baquedano, S.A.	Chile
Transmisora Melipeu	Chile
VO Renovables SOL 1 S.A.S. E.S.P.	-
White Rock Insurance (Europe) PCC Limited	Malta